Exhibit 99.1

MONARCH FINANCIAL HOLDINGS ANNOUNCES

RECORD FINANCIAL PERFORMANCE

Chesapeake, VA—Monarch Financial Holdings, Inc. (Nasdaq: MNRK, MNRKP), the bank holding company for Monarch Bank, reported their best all-time and first quarter profits in the Company’s history. First quarter 2012 highlights are:

•	Record 1st quarter net income of $2,516,106, up 83%

•	Net income available to common shareholders up 116%

•	Basic earnings per share of $0.36, up 125%

•	Asset growth of $29 million, up 3.2% for quarter

•	Deposit growth of $72 million, up 9.7%

•	Non-performing assets remain low at 1.20% of total assets

•	$547 million in mortgage loans closed

“The first quarter of 2012 was the most profitable period in Monarch’s history, and only the second time we have exceeded $2 million in quarterly net income. The leading driver of this improvement was our mortgage group closing almost $550 million in loans during what is typically a slow period in the mortgage industry. Expanded mortgage production along with strong net interest income at the bank drove these record results.” stated Brad E. Schwartz, Chief Executive Officer. “Our asset quality remained strong and considerably better than our regional and national peers. All of this created a noteworthy increase in the return to our shareholders, with our basic earnings per share more than doubling from the same period last year”.

Net income was $2,516,106 for the first quarter of 2012, up 83% from the same period in 2011, which was the Company’s previous record first quarter with $1,373,257 in net income. The quarterly annualized return on average equity (ROE) was 13.10%, and the quarterly return on average assets (ROA) was 1.10%. Quarterly basic earnings per share were $0.36, compared to $0.16 per share in the same quarter of 2011, a 125% improvement. Diluted earnings per share were $0.30, compared to $0.16 per share in the same quarter of 2011, an 88% improvement.

Total assets at March 31, 2012 increased to $937.8 million driven by increases in mortgage loans held for sale at quarter-end. Portfolio loans held for investment grew $32 million year over year. Deposits increased $142 million year over year, with growth focused on checking and time deposit accounts. We also reduced other borrowings year over year as we have focused on core deposits to fund the majority of our balance sheet while we continue to use short-term non-core funding to support fluctuations in our short-term loans held for sale portfolio. This funding strategy, coupled with our focus on generating commercial demand deposits with our cash management team, continues to drive down our overall funding costs and liability risk.

“We remain open for lending to credit-worthy clients at both Monarch Bank and OBX Bank, and we have remained open for business throughout the recent economic downturn. We booked $35 million in new loans during the first quarter of this year, and are well positioned to compete with both larger banks as well as our community bank competitors, for loans, deposits and cash management services.” stated Neal Crawford, President of Monarch Bank. “While we can deliver the breadth and depth of products and services a business may need, our real strength is our bankers and our client-focused approach to doing business.”

Non-performing assets were 1.20%, which is significantly below that of our local, state, and national peer group. This was down from 1.26% reported one year ago, and up slightly from year end 2011. Non-performing assets were $11.3 million, comprised of $1.7 million in loans 90 days or more past due and still accruing interest, $7.3 million in non-accrual loans and $2.2 million in other real estate owned. There were only three residential properties held at quarter end in other real estate owned.

The Company was aggressive in recognizing losses and disposing of non-performing assets during the quarter. Provision expense for the first quarter was $1.9 million compared to $1.0 million for the same period in 2011. One commercial loan relationship represented $1.0 million of the loans charged off during the quarter, after a client lost their primary vendor contract and closed down the business. The allowance for loan losses represents 1.74% of total loans held for investment and 115% of non-performing loans.

Average equity to average assets was 8.37% during the first quarter of 2012, down from 9.13% one year prior. Total risk-based capital to risk weighted assets equaled 12.51%, significantly higher than what is required to meet the highest rating of “Well Capitalized” by federal banking regulators. Monarch again was awarded the highest 5-Star “Superior” rating by Bauer Financial, an independent third-party bank rating agency that rates banks on safety and soundness.

Net interest income, our number one driver of profitability, increased 24.4% or $1,865,198 during the first quarter of 2012 compared to the same quarter in 2011. The net interest margin improved to 4.47% compared to 4.23% in 2011, primarily driven by a lower cost of funds. The higher volume of lower rate mortgage loans held for sale, while providing incremental interest income, also contributed to a slight decline in this ratio since the end of 2011.

Mortgage revenue continues to be the number one driver of non-interest revenue. Monarch Mortgage and related mortgage companies closed $547 million in mortgage loans during the quarter, which was a new Company record. Non-interest income grew by $7.7 million over the previous year, while non-interest expenses grew by $6.8 million, reducing our net overhead by $946 thousand over the previous year.

Monarch Financial Holdings, Inc. is the one-bank holding company for Monarch Bank. Monarch Bank is a community bank with ten banking offices in Chesapeake, Virginia Beach, Norfolk, and Suffolk, Virginia. OBX Bank, a division of Monarch Bank, operates offices in Kitty Hawk and Nags Head, North Carolina. Services are also provided through over fifty ATMs located in the South Hampton Roads area and the Outer Banks of North Carolina, and “Monarch Online” consumer, mobile and business internet banking (monarchbank.com). Monarch Mortgage and our affiliated mortgage companies have over twenty offices with locations in Virginia, North Carolina, Maryland, and South Carolina. Our subsidiaries/ divisions include Monarch Bank, OBX Bank, Monarch Mortgage (secondary mortgage origination), OBX Bank Mortgage (secondary mortgage origination), Coastal Home Mortgage, LLC (secondary mortgage origination), Regional Home Mortgage, LLC (secondary mortgage origination), Monarch Home Funding, LLC (secondary mortgage origination), Monarch Investments (investment and insurance solutions), Real Estate Security Agency, LLC (title agency) and Monarch Capital, LLC (commercial mortgage brokerage). The shares of common stock of Monarch Financial Holdings, Inc. are publicly traded on the Nasdaq Capital Market under the symbol “MNRK”, and shares of our convertible preferred stock are publicly traded on the Nasdaq Capital Market under the symbol “MNRKP”.

This press release may contain “forward-looking statements,” within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in the economic scenario: significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Company’s most recent Form 10-K and 10-Q reports and other documents filed with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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Contact:	Brad E. Schwartz—(757) 389-5111, www.monarchbank.com
Date:	April 19, 2012

Consolidated Balance Sheets

Monarch Financial Holdings, Inc. and Subsidiaries

(In thousands)

Unaudited

	March 31, 2012	December 31, 2011	March 31, 2011
ASSETS:
Cash and due from banks	$19,976	$20,091	$14,650
Interest bearing bank balances	17,075	1,467	1,088
Federal funds sold	1,644	10,188	35,398

Investment securities, at fair value	8,841	9,187	43,542

Loans held for sale	243,179	211,555	95,306

Loans held for investment, net of unearned income	598,358	607,612	566,456
Less: allowance for loan losses	(10,400)	(9,930)	(9,503)

Net loans	587,958	597,682	556,953

Bank premises and equipment, net	23,086	23,094	22,561
Restricted equity securities, at cost	7,242	6,421	8,859
Bank owned life insurance	7,007	6,946	7,403
Goodwill	775	775	775
Intangible assets, net	417	461	595
Accrued interest receivable and other assets	20,621	20,920	14,488

Total assets	$937,821	$908,787	$801,618

LIABILITIES:
Demand deposits—non-interest bearing	$149,520	$133,855	$103,434
Demand deposits—interest bearing	43,282	40,930	33,369
Money market deposits	297,285	269,750	298,134
Savings deposits	17,262	17,916	19,772
Time deposits	304,333	277,641	215,118

Total deposits	811,682	740,092	669,827

FHLB borrowings	19,767	70,927	41,450
Federal funds purchased	4,350	—	—
Trust preferred subordinated debt	10,000	10,000	10,000
Accrued interest payable and other liabilities	13,241	10,921	7,487

Total liabilities	859,040	831,940	728,764

STOCKHOLDERS’ EQUITY:
Preferred stock, $5 par value, 1,185,300 shares authorized; none issued	—	—	—
Noncumulative perpetual preferred stock, series B, liquidation value of $20.0 million, $5 par value; 800,000 shares authorized, issued and outstanding	4,000	4,000	4,000
Common stock, $5 par, 20,000,000 shares authorized; issued—5,981,489 shares (includes nonvested shares of 87,550) at March 31, 2012 and 5,999,989 shares (includes nonvested shares of 83,550) at December 31, 2011 and 5,965,339 shares at March 31, 2010	29,469	29,582	29,827
Capital in excess of par value	22,616	22,476	22,251
Retained earnings	22,424	20,538	16,908
Accumulated other comprehensive loss	(342)	(363)	(286)

Total Monarch Financial Holdings, Inc. stockholders’ equity	78,167	76,233	72,700
Noncontrolling interest	614	614	154

Total equity	78,781	76,847	72,854

Total liabilities and stockholders’ equity	$937,821	$908,787	$801,618

Consolidated Statements of Income

Monarch Financial Holdings, Inc. and Subsidiaries

Unaudited

	Three Months Ended March 31,
	2012	2011
INTEREST INCOME:
Interest on federal funds sold	$6,259	$27,041
Interest on other bank accounts	3,548	1,075
Dividends on equity securities	37,500	32,515
Interest on investment securities	46,231	40,551
Interest and fees on loans	10,881,036	9,443,210

Total interest income	10,974,574	9,544,392

INTEREST EXPENSE:
Interest on deposits	1,281,787	1,757,675
Interest on trust preferred subordinated debt	122,850	121,500
Interest on other borrowings	62,507	22,985

Total interest expense	1,467,144	1,902,160

NET INTEREST INCOME	9,507,430	7,642,232
PROVISION FOR LOAN LOSSES	1,930,679	1,001,454

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	7,576,751	6,640,778

NON-INTEREST INCOME:
Mortgage banking income	16,584,211	9,004,237
Service charges and fees	414,051	386,320
Other income	397,746	303,949

Total non-interest income	17,396,008	9,694,506

NON-INTEREST EXPENSE:
Salaries and employee benefits	6,630,518	5,357,145
Commissions and incentives	8,732,201	3,893,359
Occupancy and equipment	1,599,081	1,387,033
Loan expense	1,615,131	1,355,423
Marketing expense	410,291	273,756
Data processing	345,990	305,833
Other expenses	1,548,598	1,553,206

Total non-interest expense	20,881,810	14,125,755

INCOME BEFORE TAXES	4,090,949	2,209,529

Income tax provision	(1,421,541)	(699,474)

NET INCOME	2,669,408	1,510,055

Less: Net income attributable to noncontrolling interest	(153,302)	(136,798)

NET INCOME ATTRIBUTABLE TO MONARCH FINANCIAL HOLDINGS, INC	$2,516,106	$1,373,257

Preferred stock dividend and accretion of preferred stock discount	(390,000)	(390,000)

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$2,126,106	$983,257

NET INCOME PER COMMON SHARE:
Basic	$0.36	$0.16
Diluted	$0.30	$0.16

Financial Highlights

Monarch Financial Holdings, Inc. and Subsidiaries

	Three Months Ended March 31,
(Dollars in thousands, except per share data)	2012	2011
EARNINGS
Interest income	$10,975	$9,544
Interest expense	1,467	1,902
Net interest income	9,508	7,642
Provision for loan losses	1,931	1,001
Noninterest income	17,396	9,694
Noninterest expense	20,882	14,126
Pre-tax net income	4,091	2,209
Minority interest in net income	153	137
Income taxes	1,422	699
Net income	2,516	1,373

PER COMMON SHARE
Earnings per share—basic	$0.36	$0.16
Earnings per share—diluted	0.30	0.16
Common stock—per share dividends	0.04	—
Book value	9.83	8.86
Tangible book value	9.62	8.63
Closing market price (adjusted)	8.74	8.39
Average Basic Shares Outstanding	5,981,489	5,754,299
Average Diluted Shares Outstanding	8,503,151	8,359,255

FINANCIAL RATIOS
Return on average assets	1.10%	0.71%
Return on average stockholders’ equity	13.10	7.74
Net interest margin (FTE)	4.47	4.27
Non-interest revenue/Total revenue	61.3	50.4
Efficiency—Consolidated	77.4	81.2
Efficiency—Bank only	51.4	57.4
Average equity to average assets	8.37	9.13
Total risk based capital—Consolidated	12.51	13.56
Total risk based capital—Bank only	12.58	12.97

PERIOD END BALANCES
Total loans held for sale	$243,179	$95,306
Total loans held for investment	598,358	566,456
Interest-earning assets	875,986	758,052
Assets	937,821	801,618
Total deposits	811,682	669,827
Other borrowings	34,117	51,450
Stockholders’ equity	78,781	72,854

AVERAGE BALANCES
Total loans held for sale	$234,185	$107,148
Total loans held for investment	601,282	562,212
Interest-earning assets	863,782	743,155
Assets	923,331	787,752
Total deposits	793,679	688,967
Other borrowings	34,454	13,773
Stockholders’ equity	77,251	71,929

ALLOWANCE FOR LOAN LOSSES
Beginning balance	$9,930	$9,038
Provision for loan losses	1,931	1,001
Charge-offs	1,494	597
Recoveries	33	61
Ending balance	10,400	9,503
Net charge-off loans to average loans	0.24	0.10

ASSET QUALITY RATIOS
Nonperforming assets to total assets	1.20%	1.26%
Allowance for loan losses to total loans held for investment	1.74	1.68
Allowance for loan losses to nonperforming loans	114.70	119.97

COMPOSITION OF RISK ASSETS
Nonperforming loans:
90 days past due	$1,736	$430
Nonaccrual & Restructured debt	7,331	7,491
OREO	2,232	2,176

Nonperforming assets	11,299	10,097